Exhibit 10.18

PROMISSORY NOTE

Loan No. 194552

$45,200,000	December 30, 2010

For Value Received, WEST BEACH STREET WATSONVILLE, LLC, a California limited liability company (the “Borrower”), hereby promise to pay to the order of the METROPOLITAN LIFE INSURANCE COMPANY,.1 New York corporation, at 8717 W. 110th Street, Suite 700, Overland Park, Kansas 66210, or such other address as the holder of this Note may designate (“Lender”), the principal sum of up to Forty-Five Million Two Hundred Thousand Dollars ($45,200,000), together with interest from the date of the initial advance of funds hereunder on the said principal sum, or the unpaid balance thereof, at the interest rate or rates set forth below, such principal and interest is to be paid in lawful money of the United States Which shall be legal tender in payment of all debts and dues, public and private, at the time or payment.

1. Interest Rate.

The loan evidenced by this Note will be disbursed in installments as provided in the Loan Agreement of even date hereof between the Borrower and Lender (as amended or modified from tine to ii me, the “Loan Agreement”). The principal balance of this Note shall bear interest from the date of the initial disbursement of loan proceeds at the initial fixed rate a Three and 50/100 Percent (3.50%) per annum until adjusted as provided in this Note. The interest rate applicable to this Note shall be subject to adjustment (the “Interest Rate Adjustment”) by Lender or any subsequent holder of this Note on each of January 5, 2014, January 5, 2017, January 5, 2020 and January 5, 2023 (each, an “Interest Adjustment Date”) by written notice to Borrower at least forty-five (45) days prior to the Interest Adjustment Date. The new interest rate effective on the Interest Adjustment Date will be determined by the holder of this Note applying its then effective standards for determining an interest rate for a loan of equivalent term considering the amount of the loan, the occurrence of prior defaults under this loan, the credit risk, the collateral, the Borrower and other factors normally used in the holder’s determination of an appropriate interest rate to be charged to a borrower.

(a) Adjustment of Rate upon Additional Disbursements. In the event the Second Disbursement is made under and as defined in the Loan Agreement, the interest rate applicable to such Second Disbursement shall be the fixed interest rate of Three and 50/100 percent (3.50%) per annum until otherwise adjusted as provided in this Note. The interest rate on the outstanding balance of this Note shall be subject to adjustment at the time of and in connection with subsequent disbursements of the loan proceeds under the terms of the Loan Agreement, following the Second Disbursement (each, an “Additional Disbursement”), as follows:

(i) If Additional Disbursements of loan proceeds occur under the terms of the Loan Agreement, upon each Additional Disbursement, a fixed interest rate will be established for such disbursement by Lender fifteen (15) days prior to the disbursement based on the reported yield rate for 3-Year U.S. Treasury obligations plus a spread determined by the holder of this Note applying its then effective standards for determining an interest rate for a loan of equivalent term considering the amount of the loan, the occurrence of prior defaults under this loan, the

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credit risk, the collateral, the Borrower and other factors normally used in the holder’s determination of an appropriate interest rate to be charged to a borrower (the “Disbursement Rate”).

(ii) The interest rate on the entire outstanding loan balance will then be established as a weighted average rate, expressed as a decimal (rather than percentage), equal to (x) plus (y) divided by (z), where:

(x) equals the interest rate in effect under this Note (expressed as a decimal) immediately prior to such disbursement multiplied by the principal balance immediately prior to such disbursement;

(y) equals the Disbursement Rate (expressed as a decimal) multiplied by the principal amount of the Additional Disbursement; and

(z) equals the sum of the principal amount of the Additional Disbursement and the outstanding balance immediately prior to such Additional Disbursement.

(iii) The yield of U.S. Treasury obligations shall be determined by Lender in good faith, based on market quotations reasonably acceptable to Lender, which determination by Lender shall be conclusive and binding upon the Borrower absent manifest error.

NOTICE TO BORROWER: THIS DOCUMENT CONTAINS PROVISIONS FOR A VARIABLE INTEREST RATE.

Initial Here	Initial Here

/s/DG	/s/DG

2. Payments. Payments on this Note shall be made as follows:

2.1 Borrower shall make semi-annual payments of accrued interest on the outstanding principal balance of this Note commencing on the fifth (5th) day of January, 2011, and continuing on the 5th day of each January and July thereafter through the Maturity Date (defined below) (each, an “Interest Payment Date”). Each payment shall be in the amount of the accrued, but unpaid, interest through the date immediately preceding the date such payment is due.

2.2 Commencing on January 5, 2012, and continuing on each January 5th thereafter until, the Maturity Date, Borrower shall make an annual payment of principal in the amount of four percent (4%) of the then total principal balance advanced under this Note.

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2.3 The entire remaining principal balance and accrued, but unpaid, interest and any other amounts owed by Borrower under this Note, the Deed of Trust (defined below) or under any of the other loan documents entered into now or in be future in connection with the loan “Loan Documents”) shall be paid in full on January 5, 2026 (the “Maturity Date”).

This Note will not fully amortize over its term and provides for a balloon payment that will be due in full on the Maturity Date, and Borrower acknowledges that no provision or agreement has been made for the refinancing by Lender of the amount to be paid on such date.

3. Prepayments. The Borrower shall have no right or privilege to prepay all or any portion of the indebtedness evidenced by this Note except as follows:

3.1 Borrower may prepay the outstanding principal balance of this Note, in whole or in part, without premium, on any Interest Adjustment Date or within thirty (30) days thereafter upon not less than thirty (30) days prior written notice to Lender, provided Borrower pays all accrued interest owing on this Note on the Interest Adjustment Date and pays all sums and complies with all the terms, covenants and provisions of the Loan Documents during such thirty (30) day period following the Interest Adjustment Date.

3.2 Prepayment of this Note in whole or in part on any other date, except for the scheduled principal payments or those principal payments made in accordance with Section 3.1 hereof, shall be permitted only upon giving Lender not less than thirty (30) days’ prior written notice, and by paying, in addition to such principal, together with any and all accrued interest thereon, a prepayment premium (the “Prepayment Premium”) equal to the greater of (x) par, and (y) the sum, of the values of (1) each remaining mandatory principal payment prior to the next Interest Adjustment Date, if any, or the Maturity Date, as the case may be, and (2) the principal payment due on the Maturity Date (if there is an Interest Adjustment Date, the entire outstanding principal balance as of such date shall be deemed due and payable solely for purposes of determining the Prepayment Premium) (each such mandatory payment and such payment due on the Maturity Date being herein referred to as a “Payment”) plus the value of all related scheduled interest payments on this Note to be prepaid during the period from the date of prepayment to the date of each Payment. The value of each Payment and such related scheduled interest payments shall be determined by discounting, at the applicable Treasury Rate, such Payment and such related scheduled interest payments from the respective scheduled payment dates of such Payment and such related scheduled interest payments to the date of prepayment. The Treasury Rate with respect to each Payment and such related scheduled interest payments is the yield which shall be imputed by linear interpolation, from the current weekly yield of those United States Treasury Notes having maturities as close as practicable to the scheduled payment date of the Payment, as published in the most recent Federal Reserve Statistical Release H.15 (519) or any successor publication thereto. Except as set forth in this Section 3, no other prepayment is permitted.

3.3 This Note is open to payment without premium during the thirty (30) day period immediately prior to the Maturity Date.

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BORROWER EXPRESSLY (A) WAIVES ANY RIGHTS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 2954.10 TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT FEE OR PENALTY, UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE, AND (B) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF THIS NOTE IS MADE, UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY THE HOLDER THEREOF ON ACCOUNT OF ANY DEFAULT BY BORROWER UNDER ANY LOAN DOCUMENT, INCLUDING BUT NOT LIMITED TO ANY TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION WHICH IS PROHIBITED OR RESTRICTED BY THE DEEDS OF TRUST, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY THE PREPAYMENT PREMIUM SPECIFIED IN SECTION 3.4 (IF APPLICABLE). BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER AGREES THAT LENDER’S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE AND THIS AGREEMENT CONSTITUTES ADEQUATE CONSIDERATION FOR THIS WAIVER AND AGREEMENT.

INITIALS OF AUTHORIZED SIGNATORY OF BORROWER. /s/DG     /s/DG

4. All interest on any indebtedness evidenced by this Note shall be calculated on the basis of a three hundred sixty (360) day year composed of twelve (12) thirty (30) day months. Interest for partial months shall be calculated by multiplying the principal balance of this Note by the applicable per annum rate, dividing the product so obtained by 360, and multiplying the result by the actual number of days elapsed. Calculating interest for partial months on the basis of a 360- day year results in more interest than if a 365-day year were used. All payments received shall, at Lender’s option, be applied to interest, to the reduction of unpaid principal, or to payment of other sums due under this Note or any instrument securing this Note. At the Lender’s option, any sums becoming due hereunder or under any instrument securing this Note may be added to the principal balance hereunder and shall bear interest as provided herein.

5. This Note is secured by that certain Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated of even date herewith encumbering certain property in Santa Cruz County, State of California (the “Deed of Trust”), executed by Borrower, as Trustor, to Stewart Title of California, Inc., Trustee, for the benefit of Lender, as Beneficiary. In the event the property encumbered by the Deed of Trust (the “Property”) or any portion thereof or any interest therein is sold or conveyed or becomes subject to an agreement to sell or convey, other than transfers expressly permitted in the Loan Documents, prior to the time the indebtedness owing on this Note shall have been paid in full, then in any and all such events the entire indebtedness owing on this Note shall, at the sole option of Lender, become due and payable together with the Prepayment Premium. It is agreed that there shall be no additional liens or deeds of trust on the Property (other than as expressly permitted in the Loan Documents), without the prior written consent of Lender.

6. If any part of the principal or interest evidenced hereby is not paid when due, the unpaid installment or payment shall bear interest thereafter at an annual rate of sixteen percent (16%) per annum, but in no event higher than the maximum rate allowed under the law of the State of California applicable to this loan, if any (the “Default Interest Rate”).

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7. It is hereby agreed that if default be made in the payment of any of the installments of interest or principal aforesaid, at the time and place when and where the same become due and payable as aforesaid, or if default be made in any promise or agreement contained in any of the other Loan Documents executed in connection with or to secure this Note (including, without limitation, an Event of Default under the Deed of Trust), then, at the option of the Lender, the principal sum, together with all accrued and unpaid interest thereon, shall at once become due and payable at the designated place of payment, and all amounts then owing shall thereafter bear interest at the Default Interest Rate. Any forbearance or failure to exercise this right shall not constitute a waiver of Lender’s right to exercise the right with respect to any such default and any subsequent default.

8. In the event of default under this Note, Borrower agrees to pay ad costs and expenses which may be incurred by Lender with respect to such default, including without limitation all costs and expenses of investigating the same and circumstances and events surrounding or relating thereto, reasonable fees charged by and expenses of professional consultants and advisers, including attorneys and accountants, costs of searching records, obtaining title reports, title insurance, trustee’s fees, and all other reasonable expenses incurred by Lender that are necessary at any time in Lender’s opinion for the protection of its interest and the enforcement of its rights. Attorneys’ fees shall include costs and expenses of legal advice with respect to the event of default, rights and remedies, negotiations with the undersigned and any other parties in interest, such as guarantors, other encumbrancers, receivers, trustees and the like, and attorneys’ fees and expenses with respect to any action which Lender may commence or in which it might appear, whether for the purpose or protecting or preserving Lender’s rights or to realize upon the lien of any security interest upon real or personal property, or both, by foreclosure or otherwise, and all attorneys’ lees and expenses in any review of or appeal from any such action and any other proceeding, including any bankruptcy or arbitration proceeding.

9. In the event the interest provisions hereof or any exaction provided for herein shall result for any reason and at any time during the term of this Note in an effective rate of interest which transcends the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied on principal immediately upon receipt and effect as though the payor had specifically designated such extra sums to be so applied to principal, and the holder of this Note shall accept such extra payment or payments as a premium-free prepayment. If any such amounts are in excess of the principal then outstanding, such excess shall be paid to Borrower. In no event shall any agreed-to or actual exaction as consideration for the loan transcend the limits imposed or provided by the law applicable to this transaction or Borrower in the jurisdictions in which the real property collateral or any other security for payment of this Note is located for the use or detention of money or for forbearance in seeking its collection.

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10. All obligations under this Note shall be the joint and several obligations of each of the individuals and entities comprising the Borrower. This Note shall bind the heirs, personal representatives, successors and assigns of Borrower. The endorsers, guarantors, and sureties of this Note and each of them hereby waive diligence, demand, presentment for payment, notice of nonpayment, protest, and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of the makers or any other person or persons. The pleading of any statute of limitations as a defense to any demand against endorsers, guarantors, and sureties is expressly waived by each and all of the said parties. This Note, and the documents executed in connection with this Note, may be transferred, assigned or hypothecated by Lender without the prior consent of the undersigned.

11. This loan is a loan for business purposes and the proceeds hereof shall not be used primarily for personal, family or household purposes.

This Note is made and executed under, and is in all respects to be governed by, the laws of the State of California, without regard to its choice of law rules.

BORROWER:
WEST BEACH STREET WATSONVILLE, LLC, a California limited liability company

By:	Gladstone Land Limited Partnership, a
Delaware limited partnership,
its Manager

By:	Gladstone Land Corporation, a
Delaware corporation,
its General Partner

By:	/s/ David Gladstone
Name:	David Gladstone
Its:	CEO

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